EXHIBIT 99.1

Issuer Direct Reports Third Quarter 2024 Results

RALEIGH, NC / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), a leading communications company, today reported its operating results for the three and nine months ended September 30, 2024.

“While overall revenue decreased, we made solid progress in our transition toward a recurring revenue communications model centered around our new Media Suite products during the third quarter. This contributed to an increase in overall subscriptions, as we ended the quarter with 1,121 subscriptions to our products, up 9% over the prior quarter and 7% over the prior year. This resulted in an increase in annual recurring revenue (ARR) of almost $1 million since the prior quarter and over $1.4 million since the prior year. This transition toward a full investor relations and public relations ARR subscription model has proven to be attractive to potential customers, while at the same time improving our competitive positioning in the market,” said Brian R. Balbirnie, Issuer Direct’s Chief Executive Officer.

•	Revenue decreased 8% to $7.0M from $7.6M in Q3 2023
•	Adjusted EBITDA decreased to $1.4M from $1.8M in Q3 2023
•	Cash flow from operations increased to $1.5M from $0.3M in Q3 2023
•	Subscriptions increased to 1,121 from 1,050 in Q3 2023
•	Outlook:

o	Expect communications and subscription model to drive growth
o	Targeting margin expansion through operational efficiency

Third Quarter 2024 Highlights:

•

Revenue - Total revenue was $6,953,000, an 8% decrease from $7,569,000 in Q3 2023 and a 10% decrease from $7,687,000 in Q2 2024. Communications revenue decreased 10% compared to Q3 2023 and 8% from Q2 2024. The decrease is primarily due to a decrease in revenue from our Newswire distribution platform and, less so, due to a decrease in revenue from our ACCESSWIRE platform as a result of a greater percentage of releases disseminated with lower priced distribution tiers. Communications revenue was 79% of total revenue for Q3 2024, compared to 80% for Q3 2023 and 77% for Q2 2024. Compliance revenue decreased 1% from Q3 2023 and 16% from Q2 2024. The decrease from the prior quarter is primarily due to a decline in revenue from our print and proxy fulfillment services due to the seasonal nature of the business being highest during the second quarter of each year.

•

Gross Margin - Gross margin for Q3 2024 was $5,172,000, or 74% of revenue, compared to $5,772,000, or 76% of revenue, during Q3 2023 and $5,818,000, or 76%, in Q2 2024. Communications gross margin was 75% of revenue, compared to 76% in Q3 2023 and 77% in Q2 2024. The decline in gross margin percentage is primarily due to the decline in revenue.

•

Operating Income - Operating income was $156,000 for Q3 2024, as compared to operating income of $593,000 during Q3 2023. The decrease in operating income was primarily due to the decrease in revenue and gross margin noted earlier, partially offset by a decrease in operating expenses.

•	Net (Loss) Income - On a GAAP basis, net loss was $(466,000), or $(0.12) per diluted share during Q3 2024, compared to net income of $273,000, or $0.07 per diluted share during Q3 2023.

•	Operating Cash Flows - Cash flows from operations for Q3 2024 were $1,498,000 compared to $287,000 in Q3 2023.

•

Non-GAAP Measures – Q3 2024 EBITDA was $590,000, or 8% of revenue, compared to $1,503,000, or 20% of revenue, during Q3 2023. Adjusted EBITDA was $1,369,000, or 20% of revenue, for Q3 2024 compared to $1,756,000, or 23% of revenue, for Q3 2023. Non-GAAP net income for Q3 2024 was $641,000, or $0.17 per diluted share, compared to $1,015,000, or $0.27 per diluted share, during Q3 2023. Adjusted free-cash flow was $1,369,000 for Q3 2024 compared to $127,000 for Q3 2023.

Year To Date Q3 2024 Highlights:

•

Revenue - Total revenue was $21,602,000, a 16% decrease from $25,839,000 during the first nine months of 2023. Communications revenue decreased 9% from the first nine months of 2023. The decrease is primarily related to a decrease in volume and pricing from our Newswire news distribution brand. Communications revenue was 78% of total revenue for the first nine months of 2024 compared to 72% for the same period of 2023. Compliance revenue decreased 35% from the first nine months of 2023. The decrease is primarily due to a decline in revenue from our print and proxy fulfillment services due to a few one-time, significant transactions which occurred during the nine months ended September 30, 2023, which did not occur in the current year. Additionally, we experienced a decrease in revenue from our disclosure services and transfer agent services due to a decrease in corporate actions and directives during the period .

•

Gross Margin - Gross margin for the first nine months of 2024 was $16,136,000, or 75% of revenue, compared to $19,877,000, or 77% of revenue, during the first nine months of 2023. Communications gross margin was 76% for the first nine months of 2024 compared to 78% for the same period of the prior year.

•

Operating Income - Operating income was $438,000 for the first nine months of 2024, compared to operating income of $2,921,000 during the first nine months of 2023. The decrease in operating income was primarily due to the decrease in revenue and gross margin noted earlier, partially offset by a decrease in operating expenses.

•

Net (Loss) Income - On a GAAP basis, net loss was $(598,000), or $(0.16) per diluted share during the first nine months of 2024, compared to net income of $1,492,000, or $0.39 per diluted share during the first nine months of 2023.

•	Operating Cash Flows - Cash flows from operations for the first nine months of 2024 were $2,294,000 compared to $2,290,000 during the same period of 2023.

•

Non-GAAP Measures – EBITDA for the first nine months of 2024 was $2,631,000, or 12% of revenue, compared to $5,147,000, or 20% of revenue, during the first nine months of 2023. Adjusted EBITDA was $3,585,000, or 17% of revenue, for the first nine months of 2024 compared to $6,663,000, or 26% of revenue, for the first nine months of 2023. Non-GAAP net income for the first nine months of 2024 was $1,809,000, or $0.47 per diluted share, compared to $4,314,000, or $1.13 per diluted share, during the first nine months of 2023. Adjusted free-cash flow was $1,860,000 for the first nine months of 2024 compared to $2,638,000 for the first nine months of 2023.

Key Performance Indicators:

•	As of September 30, 2024, we had 12,505 customers who had an active contract during the past twelve months, compared to 12,171 as of September 30, 2023.

•

During the quarter, the Company had 1,121 subscriptions to our products, compared to 1,050 subscriptions during the same period last year. The Company defines a subscription as any customer who enters into a contract for a minimum of one year for one or more products.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, tax impact of adjustments, other unusual items and discrete items impacting income tax expense. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(in thousands, except per share amounts)

CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended September 30,
	2024	2023
	Amount	Amount

Net (loss) income:	$(466)	$273
Adjustments:
Depreciation and amortization	777	745
Interest expense, net	265	298
Income tax expense	14	187
EBITDA	590	1,503
Acquisition and/or integration costs(1)	43	59
Other non-recurring expenses(2)	468	(165)
Stock-based compensation expense(3)	268	359
Adjusted EBITDA:	$1,369	$1,756

	Nine Months Ended September 30,
	2024	2023
	Amount	Amount

Net (loss) income:	$(598)	$1,492
Adjustments:
Depreciation and amortization	2,317	2,217
Interest expense, net	835	817
Income tax expense	77	621
EBITDA	2,631	5,147
Acquisition and/or integration costs(1)	150	430
Other non-recurring expenses(2)	336	36
Stock-based compensation expense(3)	468	1,050
Adjusted EBITDA:	$3,585	$6,663

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses, incurred during the periods.
(2)

For the three and nine months ended September 30, 2024, this adjustment gives effect to a loss recorded on the change in fair value of our interest rate swap of $343,000 and $124,000, as well as, one-time accounting fees, termination benefits and other non-recurring or unusual expenses of $125,000 and $212,000, respectively. For the three months ended September 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $165,000, partially offset by one-time,  non-recurring expenses of $45,000. For the nine months ended September 30, 2023, this adjustment gives effect to $370,000 payment related to early extinguishment of our Seller Note and one-time non-recurring expenses of $45,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $379,000.

(3)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended September 30,
	2024		2023
	Amount	Per diluted share	Amount	Per diluted share

Net (loss) income:	$(466)	$(0.12)	$273	$0.07
Adjustments:
Amortization of intangible assets(1)	682	0.18	686	0.18
Stock-based compensation expense(2)	268	0.07	359	0.09
Other unusual items(3)	511	0.13	(106)	(0.02)
Discrete items impacting income tax(4)	(47)	(0.01)	—	—
Tax impact of adjustments(5)	(307)	(0.08)	(197)	(0.05)
Non-GAAP net income:	$641	$0.17	$1,015	$0.27
Weighted average number of common shares outstanding – diluted	3,835		3,823

	Nine Months Ended September 30,
	2024		2023
	Amount	Per diluted share	Amount	Per diluted share

Net (loss) income:	$(598)	$(0.16)	$1,492	$0.39
Adjustments:
Amortization of intangible assets(1)	2,045	0.53	2,056	0.54
Stock-based compensation expense(2)	468	0.12	1,050	0.28
Other unusual items(3)	486	0.13	466	0.12
Discrete items impacting income tax expense(4)	38	0.01	—	—
Tax impact of adjustments(5)	(630)	(0.16)	(750)	(0.20)
Non-GAAP net income:	$1,809	$0.47	$4,314	$1.13
Weighted average number of common shares outstanding – diluted	3,826		3,814

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)

The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

(3)

For the three and nine months ended September 30, 2024, this adjustment gives effect to a loss recorded on the change in fair value of our interest rate swap of $343,000 and $124,000, as well as, one-time accounting fees, termination benefits and other non-recurring or unusual expenses, including acquisition and integration expenses of $168,000 and $362,000, respectively. For the three months ended September 30, 2023, this adjustment gives effect to a gain recorded on the change in fair value of our interest rate swap of $165,000, partially offset by one-time, non-recurring expenses, including acquisition and/or integration expenses of $59,000. For the nine months ended September 30, 2023, this adjustment gives effect to one-time, non-recurring expenses, including acquisition and/or integration expenses of $430,000 and a $370,000 payment related to early extinguishment of our Seller Note and one-time non-recurring expenses of $45,000, partially offset by a gain recorded on the change in fair value of our interest rate swap of $379,000.

(4)

This adjustment eliminates discrete items impacting income tax expense. For the three and nine months ended September 30, 2024, discrete items relate to additional income tax expense (benefit) recorded during the period related to the exercise of stock compensation of ($46,000) and $39,000, respectively, and a benefit related to a return to provision adjustment of ($25,000) for both periods. There were no discrete items impacting income tax for the three and nine months ended September 30, 2023.

(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended September 30,
	2024	2023

Net cash provided by operating activities (US GAAP)	$1,498	$287
Payments for purchase of fixed assets and capitalized software	(140)	(177)
Free cash flow (Non-GAAP)	1,358	110
Cash paid for acquisition and/or integration related items (1)	—	17
Cash paid for other unusual items (2)	11	—
Adjusted free cash flow (Non-GAAP)	$1,369	$127

	Nine Months Ended September 30,
	2024	2023

Net cash provided by operating activities (US GAAP)	$2,294	$2,290
Payments for purchase of fixed assets and capitalized software	(556)	(345)
Free cash flow (Non-GAAP)	1,738	1,945
Cash paid for acquisition and/or integration related items (1)	23	298
Cash paid for other unusual items (2)	99	395
Adjusted free cash flow (Non-GAAP)	$1,860	$2,638

(1)	This adjustment gives effect to one-time corporate projects, including acquisition and/or integration related expenses, paid during the periods.
(2)

For the three and nine months ended September 30, 2024, this adjustment gives effect to payments for one-time accounting fees, termination benefits and other non-recurring or unusual expenses. During the nine months ended September 30, 2023, this adjustment is primarily related to a one-time payment of $370,000 related to the early termination of the note payable associated with the Newswire acquisition.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	November 7, 2024
Time:	4:30 p.m. eastern time
Toll & Toll Free:	973-528-0011 | 888-506-0062
Access Code:	573758
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1/51493

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331| 877-481-4010
Passcode:	51493
Webcast Replay & Transcript	http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is a leading communications and compliance company, providing solutions for both Public Relations and Investor Relations Professionals for over 18 years. Our comprehensive solutions are used by thousands of customers from emerging startups to multi-billion dollar global brands, ensuring their most important moments are reaching the right audiences, via our industry leading newswire, IR website solutions, events technology, and compliance solutions. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," “goal,” "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2023, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation

Brian R. Balbirnie

(919)-481-4000

brian.balbirnie@issuerdirect.com

Hayden IR

Brett Maas

(646)-536-7331

brett@haydenir.com

Hayden IR

James Carbonara

(646)-755-7412

james@haydenir.com

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2024	2023
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$4,086	$5,714
Accounts receivable (net of allowance for credit losses of $1,375 and $1,119, respectively	4,405	4,368
Income tax receivable	223	232
Other current assets	1,319	1,190
Total current assets	10,033	11,504
Capitalized software (net of accumulated amortization of $3,583 and $3,424, respectively)	934	556
Fixed assets (net of accumulated depreciation of $878 and $765, respectively)	401	495
Right-of-use asset – leases	830	1,022
Other long-term assets	153	158
Goodwill	21,927	21,927
Intangible assets (net of accumulated amortization of $11,607 and $9,562, respectively)	27,445	29,490
Total assets	$61,723	$65,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,420	$1,308
Accrued expenses	2,185	1,919
Income taxes payable	13	11
Current portion of long-term debt	3,667	4,000
Deferred revenue	5,308	5,412
Total current liabilities	12,593	12,650
Long-term debt (net of debt discount of $74 and $87, respectively)	12,926	15,913
Deferred income tax liability	40	139
Lease liabilities – long-term	755	1,009
Other long-term liabilities	145	21
Total liabilities	26,459	29,732
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,833,977 and 3,815,212 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively.	4	4
Additional paid-in capital	23,999	23,531
Other accumulated comprehensive loss	(75)	(49)
Retained earnings	11,336	11,934
Total stockholders' equity	35,264	35,420
Total liabilities and stockholders’ equity	$61,723	$65,152

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2024	2023	2024	2023
Revenues	$6,953	$7,569	$21,602	$25,839
Cost of revenues	1,781	1,797	5,466	5,962
Gross profit	5,172	5,772	16,136	19,877
Operating costs and expenses:
General and administrative	2,008	2,033	5,812	6,639
Sales and marketing expenses	1,618	1,838	5,684	6,258
Product development	671	581	2,044	1,887
Depreciation and amortization	719	727	2,158	2,172
Total operating costs and expenses	5,016	5,179	15,698	16,956
Operating income	156	593	438	2,921
Interest expense, net	(265)	(298)	(835)	(817)
Other income (expense), net	(343)	165	(124)	9
Income (loss) before taxes	(452)	460	(521)	2,113
Income tax expense	14	187	77	621
Net income (loss)	$(466)	$273	$(598)	$1,492
Income (loss) per share – basic	$(0.12)	$0.07	$(0.16)	$0.39
Income (loss) per share – fully diluted	$(0.12)	$0.07	$(0.16)	$0.39
Weighted average number of common shares outstanding – basic	3,833	3,810	3,823	3,799
Weighted average number of common shares outstanding – fully diluted	3,835	3,823	3,826	3,814

ISSUER DIRECT CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(598)	$1,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,317	2,217
Provision for credit losses	906	373
Deferred income taxes	(99)	(506)
Change in fair value of interest rate swaps	124	(379)
Stock-based compensation expense	468	1,050
Measurement period adjustments	—	571
Non-cash interest adjustment on note payable	13	8
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(951)	(1,669)
Decrease (increase) in other assets	78	(92)
Increase (decrease) in accounts payable	113	(49)
Increase (decrease) in accrued expenses	19	(491)
Increase (decrease) in deferred revenue	(96)	(235)
Net cash provided by operating activities	2,294	2,290

Cash flows from investing activities:
Capitalized software	(537)	(319)
Purchase of fixed assets	(19)	(26)
Purchase of acquired business, net of cash received	—	350
Net cash provided by (used in) investing activities	(556)	5

Cash flows from financing activities:
Exercise of stock options	—	19
Payment of note payable	(3,333)	(22,000)
Issuance of secured promissory note	—	19,988
Payment for capitalized debt issuance costs	—	(88)
Net cash used in financing activities	(3,333)	(2,081)

Net change in cash and cash equivalents	(1,595)	214
Cash and cash equivalents – beginning	5,714	4,832
Currency translation adjustment	(33)	4
Cash and cash equivalents – ending	$4,086	$5,050

Supplemental disclosures:
Cash paid for income taxes	$170	$993
Cash paid for interest	$1,093	$1,208